Exhibit 1(f)

AMENDMENT NO. 3 TO
FOURTH AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

______, 202__

Lampert Capital Markets, Inc.
444 Madison Avenue, 4th Floor
New York, NY 10022
Attention: Randy Lampert

Ladies and Gentlemen:

Reference is hereby made to that certain Fourth Amended and Restated Distribution Agreement, dated February 25, 2015, between the parties hereto and thereto, as amended by Amendment No. 1 to the Fourth Amended and Restated Distribution Agreement, dated August 5, 2016 and by Amendment No. 2 to the Fourth Amended and Restated Distribution Agreement, dated May 6, 2020 (as amended, the “Fourth Amended Distribution Agreement”). Such parties desire to amend the Fourth Amended Distribution Agreement as hereinafter set forth. Accordingly, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree to amend the Fourth Amended Distribution Agreement as set forth below:

I. Amendments

1. All references in the Fourth Amended Distribution Agreement to “this Agreement” (including similar references in the Fourth Amended Distribution Agreement such as “herein”) shall now mean the Fourth Amended Distribution Agreement, as amended by this Amendment No. 3.

2. The second paragraph of the Fourth Amended Distribution Agreement is amended by deleting the reference to “2,878,031 Shares” in the definition of “Remaining Shares” and replacing with “2,095,710 Shares”.

3. The third paragraph of the Fourth Amended Distribution Agreement is amended as follows:

a. by deleting the reference to “registration statement on Form S‑3 (No. 333‑232905)” in the definition of “registration statement” and replacing with “registration statement on Form S‑3 (No. 333-______)”; and

b. by deleting the reference to “the prospectus supplement, dated May 6, 2020” in the definition of “Prospectus Supplement” and replacing with “the prospectus supplement, dated _________, 202__”.

4. Section 3(b) of the Fourth Amended Distribution Agreement is amended and restated as follows:

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold the Shares contemplated by the Prior Distribution Agreement or this Agreement by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer and sale of the Shares, in each case other than (i) the Prospectus, (ii) the Company’s prospectus supplement, dated February 19, 2008 and accompanying prospectus dated December 10, 2007, (iii) the Company’s prospectus supplement, dated February 27, 2009 and accompanying prospectus dated December 10, 2007, (iv) the Company’s prospectus supplement, dated February 18, 2011 and accompanying prospectus dated November 2, 2010, (v) the Company’s prospectus supplement, dated August 3, 2012 and accompanying prospectus dated November 2, 2010, (vi) the Company’s prospectus supplement, dated August 5, 2013, and accompanying prospectus dated August 2, 2013, (vii) the Company’s prospectus supplement, dated February 18, 2014, and accompanying prospectus dated August 2, 2013, (viii) the Company’s prospectus supplement, dated May 9, 2014, and accompanying prospectus dated August 2, 2013, (ix) the Company’s prospectus supplement, dated February 25, 2015, and accompanying prospectus dated August 2, 2013, (x) the Company’s prospectus supplement, dated August 5, 2016, and accompanying prospectus dated August 1, 2016 and (xi) the Company’s prospectus supplement, dated May 6, 2020, and accompanying prospectus dated July 31, 2019 (the documents specified in clauses (ii) through (xi), collectively, the “Prior Prospectuses”); the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act in connection with the offer and sale of the Shares; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Remaining Shares contemplated by the Registration Statement.

5. Section 3(d) of the Fourth Amended Distribution Agreement is amended by deleting the reference to “November 7, 2019” with respect to the existing order of the Minnesota Public Utilities Commission and replacing it with “August 27, 2024”.

6. Exhibits A, B, C and D of the Fourth Amended Distribution Agreement are each amended to include references to this Amendment No. 3 to the Fourth Amended and Restated Distribution Agreement (the “Amendment”) and to make the other changes set forth therein, and are restated and set forth in their entirety as Exhibits A, B, C and D, respectively, to this Amendment.

II. Governing Law; Construction

THIS AMENDMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS

OF LAWS THEREOF. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

III. Counterparts

This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

IV. Electronic Signatures.

The parties agree to electronic contracting and signatures with respect to this Amendment. Delivery of an electronic signature to, or a signed copy of, this Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.

If the foregoing correctly sets forth the understanding among ALLETE, Inc. and Lampert Capital Markets, Inc., please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between ALLETE, Inc. and Lampert Capital Markets, Inc.

Very truly yours,

ALLETE, Inc.

By:_______________________
Name: Jeffrey J. Scissons
Title: Vice President and
Corporate Treasurer

Accepted and agreed to as of the
date first above written:

Lampert Capital Markets, Inc.

By:___________________________
Name:
Title:
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